Exhibit 10.1

AGREEMENT

Agreement between Jose F. Garcia and Edward V. Stambro dated this 1st day of June, 2004.

Mr. Jose F. Garcia hereby agrees to exchange, five hundred (500) shares of his stock representing twenty percent (20%) of the authorized and issued common stock of International Industrial Enterprises, Inc., a Maryland corporation, for Twenty Five Thousand shares representing, one hundred percent (100) of the authorized and issued shares common stock of Karlton Management, Inc. a Nevada Corporation, owned by Mr. Edward V. Stambro.

Mr. Garcia agrees to make a capital contribution of the twenty five hundred (25,000) shares of Karlton Management, Inc. to International Industrial Enterprises, Inc. and to nominate Mr. Stambro as an officer and director of International Industrial Enterprises, Inc.

In the event Mr. Stambro is not elected an officer and director this agreement will be rescinded and the exchanged stock will be returned to the original owners.

Agreed and accepted

/s/ Jose F. Garcia

Jose F. Garcia

/s/ Edward V. Stambro

Edward V. Stambro